SCHEDULE 14A

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant  [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
      14a-6(e)(2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                           UNICO AMERICAN CORPORATION
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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

                           UNICO AMERICAN CORPORATION
                             23251 Mulholland Drive
                      Woodland Hills, California 91364-2732

                             ---------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held Thursday, May 24, 2007


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Unico American Corporation (the "Company") to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, at 2:00 p.m. local time, to consider and act upon the following matters:

       1. The election of seven (7) directors to hold office until the next annual meeting of shareholders and thereafter until their successors are elected and qualified; and

       2. The transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 6, 2007, as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting. The voting rights of the shareholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                     By Order of the Board of Directors,

                                     /s/  Erwin Cheldin
                                     ------------------
                                     Erwin Cheldin
                                     Chairman of the Board, President, and
                                     Chief Executive Officer

                                     Woodland Hills, California
                                     April 20, 2007

                           UNICO AMERICAN CORPORATION
                           --------------------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 24, 2007


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, on May 24, 2007, at 2:00 p.m. local time. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All proxies that are properly completed, signed, and returned to the Company prior to the Annual Meeting and which have not been revoked, will be voted. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 6, 2007, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 5,597,191 shares of common stock, the only outstanding voting security of the Company. For each share held on the record date, a shareholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's Articles of Incorporation do not provide for cumulative voting. Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting but not for purposes of determining the results of the vote.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

The Company's principal executive offices are located at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. The approximate mailing date of this Proxy Statement and the Company's proxy card is April 20, 2007.

                              ELECTION OF DIRECTORS
                              ---------------------
The Company's By-Laws provide for a range of three to eleven directors and allow the Board of Directors to set the exact number of authorized directors within that range. The current number of authorized directors established by the Board of Directors is seven (7). Directors are elected at each Annual Meeting of Shareholders to serve thereafter until their successors have been duly elected and qualified. Each nominee is currently a director having served in that capacity since the date indicated in the following table. All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the seven nominees listed in the following table.

The following table provides certain information as of April 6, 2007, for each person named for election as a director, which includes all executive officers of the Company:

                                                                         First
                            Present Position with Company or            Elected
Name                  Age   Principal Occupation and Prior History      Director
----                  ---   --------------------------------------      -------

Erwin Cheldin          75   President and Chief Executive Officer         1969
                            since 1969.  Chairman of the Board
                            since 1987.

Cary L. Cheldin        50   Executive Vice President since 1991.          1983
                            Vice President 1986 to 1991 and
                            Secretary 1987 to 1991.

Lester A. Aaron, CPA   61   Treasurer and Chief Financial Officer         1985
                            since 1985.  Secretary 1991 to 1992.

George C. Gilpatrick   62   Vice President, Management Information        1985
                            Systems, since 1981. Secretary since 1992.

David A. Lewis, CPCU   85   Retired insurance executive with over 40      1989
                            years' insurance experience.  The last
                            27 years were with the Transamerica
                            Group of insurance companies.

Warren D. Orloff       72   Retired actuary with over 40 years'           2001
                            experience specializing in retirement
                            plans. From 1990 until retiring in 1997, he was an independent actuarial consultant for pension administration firms. He is a Fellow of Society of Actuaries, Fellow of
                            Conference of Consulting Actuaries, and
                            member of Academy of Actuaries.

 Donald B. Urfrig      65   Consulting  engineer in the areas of          2001
                            project management and integrated product development since 1996. In addition, he is also a private investor and owner of commercial and agricultural businesses for the past 35 years. From 1963 to 1996 he worked in the aerospace industry in both technical and management positions.

Except for Cary L. Cheldin, who is the son of Erwin Cheldin, none of the executive officers or directors of the Company are related to any other officer or director of the Company. The executive officers of the Company are elected by the Board of Directors. Each of the executive officers, other than Erwin Cheldin, serves in his present office pursuant to an employment agreement with the Company. The employment agreement of Cary L. Cheldin terminates May 15, 2011, and the employment agreements of Messrs. Aaron and Gilpatrick expire May 15, 2009. Erwin Cheldin serves as President, Chairman of the Board of Directors and Chief Executive Officer of the Company at the pleasure of the Board of Directors

Messrs. Erwin Cheldin, Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick who hold approximately 50.03% of the voting power of the Company have agreed to vote the shares of common stock held by each of them so as to elect each of them to the Board of Directors and to vote on all other matters as they may agree. As a result of this Agreement, the Company is a "Controlled Company" as defined in the NASDAQ Stock Market ("NASDAQ") Marketplace Rule 4350(c)(5). A Controlled Company is exempt from the requirements of NASDAQ Marketplace Rule 4350(c) requiring that (i) the Company have a majority of independent directors on the Board of Directors, (ii) the Compensation Committee be composed solely of independent directors, (iii) the compensation of the executive officers be determined by a majority of the independent directors or a compensation committee comprised solely of independent directors and (iv) director nominees be elected or recommended either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

During the year ended December 31, 2006, the Company's Board of Directors held one meeting. Non-employee directors met without any management directors or employees present four times during the year ended December 31, 2006. Non-employee directors receive $2,000 each quarter as compensation for the committee meetings they attend and $1,000 for each board meeting they attend. All incumbent directors attended 100% of the combined total meetings of the Board of Directors and the committees on which they served.

The compensation of the Company's non-employee directors for the last completed fiscal year is as follows:

                                Fees Earned
                                 or Paid in
                                    Cash        Total
                                    ----        -----
 Name                                 $           $
 ----                                 -           -
 David A. Lewis, CPCU               9,000       9,000
 Warren D. Orloff                   9,000       9,000
 Donald B. Urfrig                   9,000       9,000

The Board of Directors has established an Audit Committee presently consisting of David A. Lewis, Warren D. Orloff and Donald B. Urfrig. The Audit Committee of the Board of Directors oversees the accounting and financial reporting processes of the Company and the audits of its financial statements. The Audit Committee which has a written charter met four times during the year ended December 31, 2006, and held one meeting subsequent to the year ended December 31, 2006, to discuss accounting and financial statement matters related to the year ended December 31, 2006. The charter is attached as Appendix A. Messrs. Lewis, Orloff and Urfrig are independent as defined in the NASDAQ listing standards. The Board of Directors has determined that the Company does not have an "Audit Committee Financial Expert" as defined by the SEC serving on the Audit Committee. The Board of Directors believes that the members of the Audit Committee are able to read and understand financial statements of the Company, are familiar with the Company and its business, and are capable of fulfilling the duties and responsibilities of an Audit Committee without the necessity of having an "Audit Committee Financial Expert" as a member.

The Board of Directors has also established a Compensation Committee presently consisting of Messrs. Cary Cheldin, Aaron, and Orloff. This Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee held one meeting during the year ended December 31, 2006. The Compensation Committee does not have a charter.

The Company does not have a Nominating Committee of the Board of Directors. The Board of Directors presently consists of only seven members and has not added a new member since 2001. Since the executive officers control approximately 50% of the voting power of the outstanding common stock of the Company and occupy four of the seven seats on the Board of Directors, the Board of Directors believes that it is appropriate not to have a Nominating Committee. If there were a new nominee for Director to be considered, it is expected that all of the Directors would participate in the process. The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. The Board of Directors, however, would consider qualified nominees recommended by shareholders. Shareholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to the Secretary of the Company at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. Absent special circumstances, the Board of Directors will continue to nominate qualified incumbent Directors whom the Board of Directors believes will continue to make important contributions to the Board of Directors. The Board generally requires that nominees be persons of sound ethical character, be able to represent all shareholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing the Company. The Board of Directors does not have a formal process for identifying and evaluating nominees for Director.

Communications with the Board of Directors
------------------------------------------
The Company provides a process for shareholders to send communications to the Board of Directors or any of the Directors. Shareholders may send written communications to the Board of Directors or any Director, c/o Secretary, Unico American Corporation, 23251 Mulholland Drive, Woodland Hills, California 91364. All communications will be compiled by the Secretary of the Company and submitted to the members of the Board of Directors or to the individual Director to whom it was addressed on a periodic basis. The Company does not have a policy with regard to Directors' attendance at the Annual Meeting of Shareholders. Four of the Directors attended the 2005 Annual Meeting of Shareholders.

Code of Ethics
--------------
The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics may be obtained, without charge, upon written request to the Secretary, Unico American Corporation, 23251 Mulholland Drive, Woodland Hills, California 91364.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------
The following table sets forth, as of April 6, 2007, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each Director, nominee for Director, and all Executive Officers and Directors as a group. Unless otherwise indicated, the Company believes that each of the persons and entities set forth below has the sole power to vote and dispose of the shares listed opposite his or its name as beneficially owned by him or it.


                                                            Amount       Percent
                                                         Beneficially       Of
Name and Address of Beneficial Owner                        Owned         Class
------------------------------------                        -----         -----

Certain Beneficial Owners
-------------------------
Erwin Cheldin (1)                                          2,339,850      41.8%
23251 Mulholland Drive, Woodland Hills, CA 91364

Schwartz Investment Counsel, Inc., and  Schwartz             513,845       9.2%
Investment Trust, on behalf of its series Funds, Schwartz Value Fund, and Ave Maria Catholic
Values Fund (2)
3707 W. Maple Rd., Suite 100,
Bloomfield Hills, MI 48301

Dimensional Fund Advisors, Inc. (3)                          507,843       9.1%
1299 Ocean Avenue, Santa Monica, CA 90401

FMR Corp. (4)                                                309,000       5.5%
82 Devonshire Street, Boston, MA 02109

Executive Officers, Directors, and Nominees for Director
Erwin Cheldin (1)                                          2,339,850      41.8%
Cary L. Cheldin (1)                                          204,860       3.7%
Lester A. Aaron (1)                                          150,567       2.7%
George C. Gilpatrick (1)                                     104,717       1.9%
David A. Lewis                                                 3,000       0.1%
Warren D. Orloff                                                   0       0.0%
Donald B. Urfrig                                              25,000       0.4%

All executive officers & directors as a group (7 persons)  2,827,994      50.5%

(1) Messrs. Erwin Cheldin, Cary L. Cheldin, Lester A. Aaron and George C. Gilpatrick have agreed to vote all of the shares of common stock owned by them aggregating 2,799,994 shares or approximately 50.03% of the outstanding common stock so as to elect each of them to the Board of Directors and to vote on all other matters as they may agree. The agreement terminates upon the earlier of such time as the group owns less than 50% of the outstanding shares of the common stock of the Company or April 15, 2019.
(2) Per Schedule 13G dated February 12, 2007.
(3) Per Schedule 13G dated February 8, 2007.
(4) Per Schedule 13G dated February 14, 2000. Of the 309,000 shares beneficially owned, FRM Corp. does not have sole or shared voting power over the shares and has sole power to dispose or to direct the disposition of 309,000 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
--------------------------------------------

Compensation Discussion and Analysis
------------------------------------

Objectives and Overview
-----------------------
Our compensation package for executive officers at present primarily consists of a base salary, an annual incentive bonus and contributions under the Profit Sharing and Money Purchase Plans. Our executive compensation program is designed to retain and reward individuals who are capable of leading the Company in achieving its business objectives. Our philosophy is to maintain a competitive base salary for executive officers and to provide an incentive program that rewards executive officers based upon their contribution to the Company's operational and financial performance. Base compensation is determined on a calendar year basis, annual incentive bonuses are paid in December of each year, and other incentives are determined when deemed appropriate. The Compensation Committee reviews annually the compensation of executive officers and submits its compensation recommendations to the entire Board of Directors for its approval. In December 2006, the Compensation Committee made its recommendations to the Board of Directors as to incentive bonuses for 2006. These recommendations were approved by the Board of Directors. The Compensation Committee usually makes its annual base compensation recommendations to the Board of Directors sometime early in the applicable year. We have entered into employment agreements with Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick. These employment agreements provide for minimum base compensation and minimum annual incentive bonus compensation. Erwin Cheldin, our president and chief executive officer, is not covered by an employment agreement.

Base Compensation
-----------------
When determining its recommendations to the Board of Directors as to base compensation for the executive officers, the Compensation Committee takes into account the executive officer's duties and responsibilities and the competitive pay levels in the industry with its emphasis on the median of the survey data. The Committee recommends to the Board of Directors adjustments to base compensation when it determines that an executive officer's base compensation is not competitive after taking into account his duties and responsibilities and the Company contributions under the Profit Sharing Plan and Money Purchase Plan. In 2006, taking into account these factors, the Compensation Committee determined that Erwin Cheldin's base compensation was competitive and recommended that his base compensation for 2006 not be increased. It also recommended that Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick each receive an increase in 2006 base compensation of approximately 5% over the prior year. The Board of Directors approved these recommendations.

Annual Incentive Bonus
----------------------
In determining its recommendations as to incentive bonuses for the executive officers, the Compensation Committee first evaluates, and gives primary weight to, the operational and financial performance of the executive management team as a group. After the team results are evaluated, individual effectiveness in contributing to the achievement of those results is considered. The financial results, which are reviewed by the Compensation Committee, include the Company's net income, revenues and expenses for the four fiscal quarters ending September
30. The Compensation Committee does not quantify any single element in its bonus recommendations to the Board of Directors. The Compensation Committee aggregates all elements reviewed and subjectively determines its recommendation based on all information available.

The Compensation Committee in determining its recommendations as to bonuses to be paid to the executive officers in December 2006 considered and evaluated our operating results for the three years ended December 31, 2005, as well as the improvements in results through the third quarter of 2006. Primarily due to the improved results reported in 2005 and the nine months ended September 30, 2006, the Compensation Committee recommended that a $30,000 bonus be paid to Erwin Cheldin, the chief executive officer, for the year ended December 31, 2006. The Compensation Committee also considered the contributions of Cary L. Cheldin, executive vice president, to the improvement in operating results and the minimum bonus provided under his employment agreement. Cary L. Cheldin also serves as the president of Crusader Insurance Company, the Company's insurance company subsidiary. Crusader Insurance Company accounted for approximately 89% of the Company's 2006 consolidated net revenues and primarily accounted for the Company's improved operating results. The Compensation Committee also considered that no stock options were granted to him since a grant of incentive options covering 25,000 shares were granted to him on June 24, 1994. Taking these factors into consideration, the Committee recommended a bonus should be paid to Cary L. Cheldin in the amount of $300,000 for the year ended December 31, 2006. Considering the improved results and their performance and contributions, the Committee also recommended that the bonuses to be paid to Messrs. Aaron and Gilpatrick for the year ended December 31, 2006 be $114,000 and $81,500, respectively.

Section 162(m) of the Internal Revenue Code
-------------------------------------------
Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 (OBRA) limits to $1,000,000 the deductibility for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance based within the meaning of Section 162(m) and the regulations thereunder. For the year ended December 31, 2006, we do not contemplate that there will be nondeductible compensation paid the executive officers of the Company as a result of Section 162(m).

Summary of Executive Compensation
---------------------------------
                           Summary Compensation Table
                           --------------------------
The following table sets forth information for year ended December 31, 2006, as to executive compensation paid to the chief executive officer and the other executive officers of the Company.

                                                                           All Other
Name and Principal Position                Year     Salary     Bonus     Compensation (1)    Total
---------------------------                ----     ------     -----     -------------       -----
                                                      ($)        ($)          ($)             ($)
                                                      ---        ---          ---             ---
Erwin Cheldin                              2006     309,000     30,000      62,919          401,919
  President, Chief Executive Officer
  and Chairman of the Board

Cary L. Cheldin                            2006     297,400    300,000      59,165          656,565
  Executive Vice President

Lester A. Aaron
  Treasurer and Chief Financial Officer    2006     204,820    114,000      53,798          372,618

George C. Gilpatrick
  Vice President and Secretary             2006     188,500     81,500      52,776          322,776

(1) See All Other Compensation table below.


                             All Other Compensation
                             ----------------------

The table below summarizes All Other Compensation paid or earned by the executive officers of the Company.

                               Perquisites and    Contributions
                                Other Personal    to Retirement
Name                    Year     Benefits (1)       Plans (2)        Total
----                    ----     ------------       ---------        -----
                                       $                $               $
                                       -                -               -
Erwin Cheldin           2006        18,919           44,000          62,919
Cary L. Cheldin         2006        15,165           44,000          59,165
Lester A. Aaron         2006         9,798           44,000          53,798
George C. Gilpatrick    2006         8,776           44,000          52,776

(1) Represents payments for health insurance of $15,165 and club dues of $3,754 for Erwin Cheldin. Represents payments for health insurance for Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick
(2) Represents amounts contributed or accrued to the person's account under the Company's Profit Sharing Plan and the Company's Money Purchase Plan, all of which are vested. During the year 2006, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $31,500 and $12,500 respectively. The Company's Profit Sharing Plan and Money Purchase Plan both have a March 31 fiscal year end (see "Retirement Plans").

Employment Agreements
----------------------
The Company has employment agreements with Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick.

Cary L. Cheldin. The Company entered into an employment agreement with Cary L. Cheldin that became effective on May 15, 2006. The agreement has a term of five years. This agreement is terminable by the Company or Mr. Cheldin at any time upon written notice. Mr. Cheldin's agreement provides for, among other things:


  o An annual base salary of no less than $297,400. The annual base salary is subject to increase from time to time at the discretion of the Board of Directors.

  o  An annual bonus provided that the Company's consolidated net income
     (prior to deductions for income taxes and current bonuses paid to all executive officers of Company, including Mr. Cheldin, but after deducting discretionary bonuses paid to all employees) for the most recent four fiscal quarters ending prior to such payment date is equal to or greater than $4 million. The amount of the bonus is determined by the Board of Directors, in its discretion, but it is not to be less than the amount of the aggregate bonuses paid to the employee during the immediately preceding calendar year, less any amounts paid as a discretionary bonus since the immediately preceding January. The agreement does not prevent the Board of Directors from electing, in its discretion, to grant a discretionary bonus in the event the net income goal of $4 million is not met.

  o Mr. Cheldin is entitled to employment benefits, including holidays, personal leave, sick leave, vacation, health insurance, disability insurance, life insurance, and pension plans as provided by the Company's policies in effect from time to time. The disability insurance is required to be in an amount sufficient to provide compensation to Mr. Cheldin, if disabled, equal to 70% of the compensation that Mr. Cheldin would be entitled to under the agreement. Benefits cannot be reduced from those provided to Mr. Cheldin as of May 15, 2006. If the agreement is terminated by the Company for cause or by Mr. Cheldin for other than a breach by the Company, payments of base salary, bonus, and benefits shall cease. Mr. Cheldin is entitled only to payments of accrued but unpaid salary and vacation for periods or partial periods that occurred prior to the date of termination. Cause, as defined in the agreement, includes chronic alcohol or drug addiction by Mr. Cheldin, fraud or unlawful appropriation of any money or other assets or properties of the Company by Mr. Cheldin, a material breach by Mr. Cheldin of the terms of his employment agreement which is not cured within ten (10) days after the Company has given Mr. Cheldin written notice describing such material breach, the conviction of Mr. Cheldin of any felony involving moral turpitude or any other serious crime involving moral turpitude, Mr. Cheldin's gross moral turpitude relevant to his office or employment with the Company, and Mr. Cheldin's willful engagement in misconduct which is demonstrably and materially injurious to the Company.

  o If the agreement is terminated by the Company without cause or by Mr. Cheldin on account of a breach of the agreement by the Company, Mr. Cheldin is entitled to (a) immediate payment in full of his salary for the remainder of the term of the agreement, without discount or mitigation, (b) his bonus for the remainder of the term of the agreement (without giving effect to the termination) and (c) his benefits for the remainder of the term of the agreement (without giving effect to the termination).

 o The Company has the option to terminate the agreement if Mr. Cheldin becomes permanently disabled and is no longer able to perform the essential functions of his position with reasonable accommodation, provided that the Company has provided the required disability insurance benefit as part of his benefits. The agreement terminates on the death of Mr. Cheldin which is not considered a termination by the Company without cause.

The following table quantifies estimated payments and benefits described above to which Mr. Cheldin would be entitled to under his employment agreement if his employment had been terminated on December 31, 2006 by the Company without cause or by Mr. Cheldin on account of a breach of the agreement by the Company.

         Salary            $1,325,908
         Bonus              1,200,000
         Benefits              92,667
         Pension Plans        220,000
                            ---------
            Total          $2,838,575
                            =========

Lester A. Aaron. The Company entered into an employment agreement with Lester A. Aaron which became effective on May 15, 2006. The agreement has a term of three years. This agreement is terminable by the Company or Mr. Aaron at any time upon written notice. Mr. Aaron's agreement provides for, among other things:

 o An annual base salary of no less than $199,500. The annual base salary is subject to increase from time to time at the discretion of the Board of Directors.

 o   An annual bonus provided that the Company's consolidated net income
     (prior to deductions for income taxes and current bonuses paid to all executive officers of Company, including Mr. Aaron, but after deducting discretionary bonuses paid to all employees) for the most recent four fiscal quarters ending prior to such payment date is equal to or greater than $4 million. The amount of the bonus is determined by the Board of Directors, in its discretion, but it is not to be less than the amount of the aggregate bonuses paid to the employee during the immediately preceding calendar year, less any amounts paid as a discretionary bonus since the immediately preceding January. The agreement does not prevent the Board of Directors from electing, in its discretion, to grant a discretionary bonus in the event the net income goal of $4 million is not met.

 o Mr. Aaron is entitled to employment benefits, including holidays, personal leave, sick leave, vacation, health insurance, disability insurance, life insurance, and pension plans as provided by the Company's policies in effect from time to time. The disability insurance is required to be in an amount sufficient to provide compensation to Mr. Aaron, if disabled, equal to 70% of the compensation that Mr. Aaron would be entitled to under the agreement. Benefits cannot be reduced from those provided to Mr. Aaron as of May 15, 2006. If the agreement is terminated by the Company for cause or by Mr. Aaron for other than a breach by the Company, payments of base salary, bonus, and benefits shall cease. Mr. Aaron is entitled only to payments of accrued but unpaid salary and vacation for periods or partial periods that occurred prior to the date of termination. Cause, as defined in the agreement, includes chronic alcohol or drug addiction by Mr. Aaron, fraud or unlawful appropriation of any money or other assets or properties of the Company by Mr. Aaron, a material breach by Mr. Aaron of the terms of his employment agreement which is not cured within ten (10) days after the Company has given Mr. Aaron written notice describing such material breach, the conviction of Mr. Aaron of any felony involving moral turpitude or any other serious crime involving moral turpitude, Mr. Aaron's gross moral turpitude relevant to his office or employment with the Company, and Mr. Aaron's willful engagement in misconduct which is demonstrably and materially injurious to the Company.

 o If the agreement is terminated by the Company without cause or by Mr.
     Aaron on account of a breach of the agreement by the Company, Mr. Aaron is entitled to (a) immediate payment in full of his salary for the remainder of the term of the agreement, without discount or mitigation, (b) his bonus for the remainder of the term of the agreement (without giving effect to the termination) and (c) his benefits for the remainder of the term of the agreement (without giving effect to the termination).

 o The Company has the option to terminate the agreement if Mr. Aaron becomes permanently disabled and is no longer able to perform the essential functions of his position with reasonable accommodation, provided that the Company has provided the required disability insurance benefit as part of his benefits. The agreement terminates on the death of Mr. Aaron which is not considered a termination by the Company without cause.

The following table quantifies estimated payments and benefits described above to which Mr. Aaron would be entitled to under his employment agreement if his employment had been terminated on December 31, 2006 by the Company without cause or by Mr. Aaron on account of a breach of the agreement by the Company.

         Salary              $490,438
         Bonus                228,000
         Benefits              37,483
         Pension Plans        132,000
                              -------
            Total            $887,921
                              =======

George C. Gilpatrick. The Company entered into an employment agreement with George C. Gilpatrick which became effective on May 15, 2006. The agreement has a term of five years. This agreement is terminable by the Company or Mr. Gilpatrick at any time upon written notice. Mr. Gilpatrick's agreement provides for, among other things:

 o An annual base salary of no less than $188,500. The annual base salary is subject to increase from time to time at the discretion of the Board of Directors.

 o   An annual bonus provided that the Company's consolidated net income
     (prior to deductions for income taxes and current bonuses paid to all executive officers of Company, including Mr. Gilpatrick, but after deducting discretionary bonuses paid to all employees) for the most recent four fiscal quarters ending prior to such payment date is equal to or greater than $4 million. The amount of the bonus is determined by the Board of Directors, in its discretion, but it is not to be less than the amount of the aggregate bonuses paid to the employee during the immediately preceding calendar year, less any amounts paid as a discretionary bonus since the immediately preceding January. The agreement does not prevent the Board of Directors from electing, in its discretion, to grant a discretionary bonus in the event the net income goal of $4 million is not met.

 o Mr. Gilpatrick is entitled to employment benefits, including holidays, personal leave, sick leave, vacation, health insurance, disability insurance, life insurance, and pension plans as provided by the Company's policies in effect from time to time. The disability insurance is required to be in an amount sufficient to provide compensation to Mr. Gilpatrick, if disabled, equal to 70% of the compensation that Mr. Gilpatrick would be entitled to under the agreement. Benefits cannot be reduced from those provided to Mr. Gilpatrick as of May 15, 2006. If the agreement is terminated by the Company for cause or by Mr. Gilpatrick for other than a breach by the Company, payments of base salary, bonus, and benefits shall cease. Mr. Gilpatrick is entitled only to payments of accrued but unpaid salary and vacation for periods or partial periods that occurred prior to the date of termination. Cause, as defined in the agreement, includes chronic alcohol or drug addiction by Mr. Gilpatrick, fraud or unlawful appropriation of any money or other assets or properties of the Company by Mr. Gilpatrick, a material breach by Mr. Gilpatrick of the terms of his employment agreement which is not cured within ten (10) days after the Company has given Mr. Gilpatrick written notice describing such material breach, the conviction of Mr. Gilpatrick of any felony involving moral turpitude or any other serious crime involving moral turpitude, Mr. Gilpatrick's gross moral turpitude relevant to his office or employment with the Company, and Mr. Gilpatrick's willful engagement in misconduct which is demonstrably and materially injurious to the Company.

 o If the agreement is terminated by the Company without cause or by Mr. Gilpatrick on account of a breach of the agreement by the Company, Mr. Gilpatrick is entitled to (a) immediate payment in full of his salary for the remainder of the term of the agreement, without discount or mitigation,
     (b) his bonus for the remainder of the term of the agreement (without giving effect to the termination) and (c) his benefits for the remainder of the term of the agreement (without giving effect to the termination).

 o The Company has the option to terminate the agreement if Mr. Gilpatrick becomes permanently disabled and is no longer able to perform the essential functions of his position with reasonable accommodation, provided that the Company has provided the required disability insurance benefit as part of his benefits. The agreement terminates on the death of Mr. Gilpatrick which is not considered a termination by the Company without cause.

The following table quantifies estimated payments and benefits described above to which Mr. Gilpatrick would be entitled to under his employment agreement if his employment had been terminated on December 31, 2006 by the Company without cause or by Mr. Gilpatrick on account of a breach of the agreement by the Company.

         Salary              $463,396
         Bonus                163,000
         Benefits              34,971
         Pension Plans        132,000
                              -------
            Total            $793,367
                              =======

Option/SAR Grants in Last Fiscal Year
-------------------------------------
No stock options or stock appreciation rights were granted to any executive officer during the year ended December 31, 2006.

Options/SAR Exercises in Last Fiscal Year and Unexercised Options/SAR
at Fiscal Year End
---------------------------------------------------------------------
No stock options or stock appreciation rights were exercised by any executive officer during the year ended December 31, 2006, and no options or stock appreciation rights were held by any executive officer at December 31, 2006.

Omnibus Stock Plan
------------------
The Company's 1999 Omnibus Stock Plan (the "1999 Plan") that covers 500,000 shares of the Company's common stock (subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, etc.) was adopted by the Board of Directors in March 1999 and approved by shareholders on June 4, 1999. The 1999 Plan is divided into a Stock Option Program under which eligible persons may be granted options to purchase shares of common stock, a Stock Appreciation Program under which eligible persons may be granted the right to receive a payment in the form of cash, stock or a combination of the foregoing, and a Restricted Stock Program under which eligible persons may be issued shares of common stock directly either through an immediate purchase or as a bonus. The 1999 Plan and each Program are administered by the Board of Directors or a committee authorized by the Board and consisting of at least two directors each of whom is not an officer or employee of the Company and meets the qualifications set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Presently, the 1999 Plan is being administered by the Board of Directors.

Employees, consultants, advisors and directors of the Company are eligible to participate in the 1999 Plan. However, only employees are entitled to receive "incentive stock options" (as provided in Section 422 of the Internal Revenue Code of 1986, as amended) under the Stock Option Program. Under the Stock Option Program, both incentive stock options and options which do not qualify as incentive stock options may be granted. The term of an option may not exceed ten years (or five years in the case of the grant of an incentive stock option to a holder of more than ten percent (10%) of the outstanding common stock). The exercise price per share of common stock under an option may not be less than the fair market value of the common stock on the date of the option grant. In the case of the grant of an incentive stock option to a holder of more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of the option grant. Under the Stock Appreciation Program, stock appreciation rights may be granted separately or in tandem with a stock option. Stock appreciation rights entitle the holder thereof to receive upon exercise of such right without payment to the Company an amount which is not greater than the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the fair market value of a share of common stock on the date of grant of the stock appreciation right. Under the Restricted Stock Program, the Company may issue shares of its common stock directly to eligible persons for consideration consisting of cash, notes or past services rendered by the recipient. The purchase price of the shares may not be less than the fair market value of the Company's common stock on the date of issue. If a recipient terminates his or her employment or other arrangements with the Company before the shares are fully vested, then the recipient is required to surrender to the Company for cancellation all unvested shares and the Company must repay the recipient cash or cash equivalent consideration paid by him or her for those unvested shares and cancel the unpaid principal balance, if any, on any promissory notes attributable to surrender the shares.

In the event of a "change of control event" as defined in the 1999 Plan, all unvested options, stock appreciation rights and restricted stock issuances will immediately become exercisable or vest, as the case may be. The 1999 Plan administrator may override the acceleration of these rights either in the agreement setting forth those rights or prior to the "change of control event." A "change of control event" occurs if (a) more than twenty percent (20%) of the Company's common stock or combined voting power is acquired by a person or entity other than Mr. Erwin Cheldin, the Company or an employee benefit plan of the Company, but not including any acquisition directly from the Company; (b) a majority of the Company's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board of Directors (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); (c) the Company is reorganized, merged or consolidated into another entity; or (d) the shareholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of its assets; unless with respect to (c) or (d), after the event more than eighty percent (80%) of the common stock or the outstanding voting securities of the Company, the surviving company or the company that purchases the Company's assets is still held by persons who were formerly the shareholders of the Company, and no person or entity other than Mr. Erwin Cheldin, the Company, any employee benefit plan of the Company or the resulting company or a twenty percent (20%) shareholder prior to the transaction holds more then twenty percent (20%) of such company's common stock or combined voting power.

All outstanding options, stock appreciation rights and/or unvested stock issuances under the 1999 Plan will terminate upon consummation of (a) a dissolution of the Company or (b) in case no provision has been made for the survival, substitution, exchange or other settlement of any outstanding option, stock appreciation rights and/or unvested stock issuances, a merger or consolidation of the Company with another corporation in which the shareholders of the Company immediately prior to the merger will own less than a majority of the outstanding voting securities of the surviving corporation after the merger, or a sale of all or substantially all of the assets and business of the Company to another corporation.

Equity Compensation Plan Information
------------------------------------
The following table shows the total number of outstanding options and shares available for other future issuance of options under the Company's equity compensation plans as of December 31, 2006.

                                                                                                Number of securities
                                                                                              remaining available for
                                                                                               future issuance under
                                         Number of securities to      Weighted-average          equity compensation
                                         be issued upon exercise      exercise price of           plans (excluding
                                         of outstanding options,     outstanding options,       securities reflected
Plan Category                             warrants, and rights       warrents and rights           in column (a))
-------------                             --------------------       -------------------           --------------
                                                  (a)                       (b)                         (c)
Equity compensation plans approved
by security holders:
  1999 Omnibus Stock Plan                       172,250                   $6.407                      225,500

Equity compensation plans not approved
by security holders:                                 0                        0                             0
                                                -------                    -----                      -------
     Total                                      172,250                   $6.407                      225,500
                                                =======                    ======                     =======

Retirement Plans
----------------
                               Profit Sharing Plan
                               -------------------
During the fiscal year ended March 31, 1986, the Company adopted the Unico American Corporation Profit Sharing Plan. Company employees who are at least 21 years of age and have been employed by the Company for at least two years are participants in such Plan. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. Participants must be employed by the Company on the last day of the plan year to be eligible for contribution. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

                               Money Purchase Plan
                               -------------------
During the year ended December 31, 1999, the Company adopted the Unico American Corporation Money Purchase Plan. This plan covers the present executive officers of the Company; namely Erwin Cheldin, Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick. Pursuant to the terms of such Plan, the Company annually contributes to the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. However, amounts contributed to the Unico American Corporation Profit Sharing Plan will be considered first in determining the actual amount available under the Internal Revenue Service maximum contribution limits. Participants must be employed by the Company on the last day of the plan year to be eligible for contribution. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
---------------------------------------------------------------------------
The Compensation Committee consists of the following Company directors: Cary L. Cheldin, Lester A. Aaron, and Warren D. Orloff. Cary Cheldin is the son of Erwin Cheldin, the President, Chief Executive Officer and Chairman of the Board. During the year ended December 31, 2006, Cary Cheldin was the Executive Vice President of the Company and Mr. Aaron was Treasurer and Chief Financial Officer of the Company.

Compensation Committee Report
-----------------------------
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis including in the Proxy Statement with management. Based on such review and discussions, the Compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for the 2007 Annual Meeting of Shareholders

                                        THE COMPENSATION COMMITTEE
                                        OF THE BOARD OF DIRECTORS

                                            /s/ Cary L. Cheldin
                                            /s/ Lester A. Aaron
                                            /s/ Warren D. Orloff

Report of the Audit Committee
-----------------------------
Neither the following report of the Audit Committee nor any other information included in this Proxy Statement pursuant to Item 7(d)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934 or pursuant to Item 407(d)1-3 of Regulation S-K constitutes "soliciting material" and none of such information should be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in any of those filings.

Management is responsible for the Company's financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or auditing or accounting procedures. We are not employees of the Company; and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company's independent accountants are in fact "independent."

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2006, with the Company's management.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380). Additionally, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also has discussed with KPMG LLP matters relating to their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

                                        Members of the Audit Committee:

                                            /s/ David L. Lewis
                                            /s/ Warren D. Orloff
                                            /s/ Donald B. Urfrig

                           RELATED PARTY TRANSACTIONS
                           --------------------------
The Company presently occupies a 46,000 square foot building located at 23251 Mulholland Drive, Woodland Hills, California, under a master lease expiring March 31, 2012. Erwin Cheldin, the Company's president, chairman and principal stockholder, is the owner of the building. The Company signed an extension to the lease with 4% increase in rent effective April 1, 2007. The lease provides for an annual gross rent of $1,025,952 through March 31, 2007, and $1,066,990 from April 1, 2007 through March 31, 2012. In addition, the lease extension provides for two five year options with a rent increase of 5% for each option period. The Company believes that at the inception of the lease agreement and at each subsequent extension, the terms of the lease were at least as favorable to the Company as could have been obtained from non-affiliated third parties. The Company utilizes for its own operations approximately 100% of the space it leases.

                    RELATED PARTY TRANSACTION APPROVAL POLICY
                    -----------------------------------------
The Board of Directors recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interest of the Company. Accordingly, the Board has adopted a policy for the review, approval and ratification of such transactions by the Audit Committee. Under this policy, a transaction shall be consummated or continued if the Audit Committee approves or ratifies the transaction in accordance with the guidelines and determines that the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party or the transaction involves compensation approved by the Compensation Committee. For purposes of this policy, a "related party transaction" is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that is reportable under the Securities and Exchange Commission's rules regarding related party transactions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater than 10% beneficial owners are required by regulation of the SEC to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

                             APPOINTMENT OF AUDITORS
                             -----------------------
KPMG LLP has served as the Company's independent auditors since 1996. The Audit Committee has selected it to continue as the Company's auditors and to audit the books and other records of the Company for the year ending December 31, 2007. A representative of KPMG LLP is expected to attend the Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees
----------
The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2006, and for the reviews of the financial statements included in the Company's quarterly reports on Forms 10-Q for the fiscal year ended December 31, 2006, were approximately $225,000. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2005, and for the reviews of the financial statements included in the Company's quarterly reports on Forms 10-Q for the fiscal year ended December 31, 2005, were approximately $213,400.

Audit Related Fees
------------------
The aggregate fees billed by KPMG LLP for professional services related to the audit of the Company's financial statements for the fiscal years ended December 31, 2006 and 2005, exclusive of the of the fees disclosed under the section audit fees above were $16,500 and $14,500, respectively. Audit related services in both years included fees for the audit of the Company's Profit Sharing Plan.

Tax Fees
--------
The aggregate fees billed for tax compliance, consulting, and planning services rendered by KPMG LLP were $0 for the year ended December 31, 2006, and $800 for the year ended December 31, 2005.

All Other Fees
--------------
The Company was billed $5,328 by KPMG LLP for services related to compliance and planning during the year ended December 31, 2006. There were no additional fees billed by KPMG LLP during the year ended December 2005.

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by KPMG, LLP.

                                  OTHER MATTERS
                                  -------------
The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

                             SHAREHOLDERS' PROPOSALS
                             -----------------------
Shareholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the shareholders at the 2008 Annual Meeting are advised that their proposals must be received by the Company no later than December 21, 2007, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the 2008 Annual Meeting but does not seek inclusion of that proposal in the Proxy Statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 6, 2008.

                          ANNUAL REPORT TO SHAREHOLDERS
                          -----------------------------
The Company's 2006 Annual Report on Form 10-K includes financial statements for the year ended December 31, 2006, the year ended December 31, 2005, and the year ended December 31, 2004, and is being mailed to the shareholders along with this Proxy Statement. The Form 10-K is not to be considered a part of the soliciting material.
                                        By Order of the Board of Directors,



                                            /s/  Erwin Cheldin
                                            ------------------
                                            Erwin Cheldin
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                            Woodland Hills, California
                                            April 20, 2007

                                                                      APPENDIX A
                                                                      ----------

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION


I. AUDIT COMMITTEE PURPOSE
--------------------------
The Audit Committee has been established by the Board of Directors of Unico American Corporation (the "Company") to monitor and oversee the accounting and financial reporting procedures of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to engage or retain, at the Company's expense, independent legal, accounting, or other consultants, experts or advisers it deems necessary to carry out duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS
--------------------------------------------
The Audit Committee shall meet the size, membership, independence and experience requirements under applicable statutes, rules and regulations and all applicable requirements of the NASDAQ Stock Market for NASDAQ National Market issuers in effect from time to time.

Audit Committee members shall be members of and appointed by the Board.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES
------------------------------------------------

Review Procedures
-----------------
1) Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

2) Meet with the independent accountants following the annual audit to (a) review with the independent accountants any problems or difficulties the accountants may have encountered in connection with the audit, the adequacy of the internal accounting controls, the financial and accounting personnel and, if a management letter was provided by the independent accountants, the management letter and the Company's response to that letter, (b) discuss any significant changes to the Company's auditing or accounting principles and practices and discuss any items required to be communicated by the independent auditors in accordance with SAS 61, and (c) review and discuss with management and the independent accountants the annual audited financial statements, including the disclosures made in the management's discussion and analysis. Additionally, the Audit Committee shall recommend to the Board whether or not to include the audited financial statements in the Company's Form 10-K for the applicable fiscal year.

3) In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss and review significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses. Review with management the adequacy of internal controls and procedures that could materially affect the Company's financial statements. Such reviews should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

4) Review with management and the independent accountants any material financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

5) Discuss with management and the independent accountants any disagreements that may arise between them regarding financial reporting. The Audit Committee shall be responsible for resolving such disagreements.

6) Review and discuss with management and the independent accountants the Company's quarterly financial statements prior to the filing of the related Form 10-Q.

Independent Auditors
--------------------
7) Select, appoint (subject, if applicable, only to shareholder ratification) and retain independent accountants for the Company. The Audit Committee shall also pre-approve all services to be performed by and fees to be paid to the independent accountants and the terms of their engagement, including both audit and non-audit services. To the extent required by law, the Company shall provide for appropriate funding as determined by the Audit Committee for payment of compensation to the independent accountants so engaged by the Audit Committee and for ordinary administrative expenses necessary or appropriate in carrying out the Audit Committee's duties. The Audit Committee may delegate to one or more Audit Committee members the authority to pre-approve non-audit services between regularly scheduled meetings of the Audit Committee provided that such approvals are reported to the Audit Committee at the next meeting. The independent accountants shall report directly to the Audit Committee.

8) Receive and review periodic written reports from the independent auditors delineating all relationships between the independent auditors and the Company. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Discuss such reports and relationships with the independent accountants, and, if so determined by the Audit Committee, take appropriate action to satisfy itself as to the independence of the independent accountants.

9) Receive periodic reports from the independent accountants relating to, among other things, critical accounting polices and practices, alternative treatments under GAAP, communications between the independent accountants and management of the Company and reports of the effectiveness of the Company's internal controls and/or other reports which may be required to be given by the independent accountants to the Company and/or the Audit Committee.

10) Prior to the audit, review the independent auditors audit plan.

11) Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

12) Evaluate the performance of the independent accountants and, if so determined by the Audit Committee, replace the independent accountants.

13) Meet periodically with the independent accountants in separate private sessions to discuss any matters that the Audit Committee or the independent accountants believe should be discussed.

Other Audit Committee Responsibilities
--------------------------------------
14) Meet at any time or from time to time with management personnel of the Company or its subsidiaries, either individually (which sessions may be private) or with one or more members thereof, to discuss any matters that the Audit Committee or any one or more of such persons believes should be discussed.

15) Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company or any of its subsidiaries of concerns regarding questionable accounting or auditing matters.

16) Meet with such frequency as the Audit Committee believes is reasonably necessary and appropriate, taking into account appropriate circumstances. The Audit Committee meetings may be separate and private as the Audit Committee may determine.

17) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Annual Proxy Statement.

18) Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

19) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints LESTER A. AARON and CARY L. CHELDIN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, on May 24, 2007, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.

1. ELECTION OF DIRECTORS [ ] For all nominees listed    [ ] WITHHOLD AUTHORITY
                             (except as marked to the       to vote all nominees
                             contrary below)                listed below

     ERWIN CHELDIN, CARY L. CHELDIN, LESTER A. AARON, GEORGE C. GILPATRICK,
               DAVID A. LEWIS, WARREN D. ORLOFF, DONALD B. URFRIG

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
           STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

                      Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.


                           DATED:_________________________________________, 2007


                           -----------------------------------------------------
                                                                     (Signature)


                           -----------------------------------------------------
                                                     (Signature if jointly held)

                           Please date and sign exactly as your name or names appear herein. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.


                     PLEASE COMPLETE, SIGN, AND RETURN THIS
                   PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.